                                                                   EXHIBIT 10.21


SETTLEMENT AND RELEASE AGREEMENT

     This Settlement and Release Agreement (this "Agreement"), made effective as of September 30, 1997, by and among Capitol Development of Arkansas, Inc., an Arkansas corporation (f/k/a AWEC Development Corporation) (the "Borrower"), Capitol Communities Corporation, a Nevada corporation (successor by merger to AWEC Resources, Inc. and the sole shareholder of Capitol Development of Arkansas, Inc.) ("CCC"), and Century Realty, Inc., a corporation organized and existing under the laws of the State of Texas, and which owns property in Pulaski County, Arkansas, but does business exclusively in Dallas, Texas ("Century"). The Borrower, CCC and Century are sometimes collectively referred to herein as the "Parties", or individually referred to herein as the "Party".

                                   RECITALS:

     A. There is pending before the Chancery Court of Pulaski County, Arkansas, First Division, in a case styled Century Realty, Inc. v. Capitol Development of Arkansas, Inc., f/k/a AWEC Development Corporation, and AWEC Resources, Inc., Case No. EQ 96-5510 (the "Chancery Court Action"), a Foreclosure Complaint filed by Century, as Plaintiff, against the Borrower and CCC, as Defendants. Furthermore, there is pending in that same Chancery Court Action a Counterclaim filed by Borrower and CCC against Century for a claim of usury and other charges. All matters in the Chancery Court Action are contested.

     B. Century holds legal and beneficial title to 700,000 shares of common capital stock of CCC (the "CCC Stock"). Borrower executed a Promissory Note dated September 11, 1995 (the "Unsecured Note") in the principal amount of $350,000.00 payable to Century. Also, Borrower executed and delivered a Promissory Note dated September 11, 1995 (the "Secured Note") in the principal amount of $1,400,000.00 payable to Century.

     C. The Secured Note is secured by a Mortgage dated September 11, 1995 (the "Mortgage") and recorded with the Pulaski County Circuit Clerk and Recorder's Office as Instrument No.95-53329, encumbering approximately 36 acres of land which are described as Tracts D-1, D-2 and D-3, Maumelle, Town Center, Maumelle, Pulaski

County, Arkansas (hereinafter referred to as "Tract D").

     D. In addition to Tract D, Borrower holds legal and beneficial title to an approximate 3.5 acre tract of land adjoining Tract D which is described on Exhibit "A" affixed hereto and by this reference made a part hereof (the "Corner Tract"). Borrower represents that the Corner Tract is unencumbered by any liens, including the lien of the Mortgage.

     E. The Borrower, CCC and Century desire to enter into this Agreement in order to settle all claims pursuant to the Chancery Court Action and to establish an escrow for delivery of rights concerning Tract D, the Corner Tract and the CCC Stock.

     F. Contemporaneously with the execution of this Agreement, Century has paid the 1996 general taxes for Tract D in the total sum of $39,587.39 and has timely paid the 1997 special tax assessment by the Maumelle, Arkansas Multi-Purpose Improvement District No.2 on Tract D in the sum of $92,470.00 for total advances for taxes paid by Century in the sum of $132,057.39. Copies of the receipts for special and general taxes paid by Century are marked Exhibit "B", affixed hereto, and by this reference made a part hereof.

     G. This Agreement is intended to be the Settlement Agreement referred to in that letter of intent for settlement from Lax, Vaughan, Pender & Evans, P.A. dated October 10, 1997, a copy of which is marked Exhibit "C" affixed hereto and by this reference made a part hereof (the "Letter of Intent").

     NOW, THEREFORE, in consideration of the above recitals, which by this reference are incorporated herein, together with the mutual representations and agreements set forth below, the Parties expressly agree as follows:

     1. Settlement Terms: Deliveries Into Escrow. Contemporaneously with the
        ----------------------------------------
execution of this Agreement, Borrower shall execute and deliver to Standard Abstract & Title Company (the "Escrow Agent") a Warranty Deed conveying to Century, in lieu of foreclosure, Tract D and the Corner Tract (the "Century Deed"), and Century shall endorse in blank and deliver to the Escrow Agent the certificates for the CCC Stock, Century shall execute and deliver to Escrow Agent a complete satisfaction (the "Satisfaction") of the Consent

Decree as defined in Section 2 hereof, and Century shall execute a Quitclaim Deed to Tract D and the Corner Tract in favor of the Borrower and deliver same to the Escrow Agent (the "Borrower Deed"). Contemporaneously with the execution of this Agreement, Borrower will have paid to Century the sum of $17,500.00, the receipt of which is hereby acknowledged by Century. Furthermore, Borrower may pay to Century the sum of $17,500.00 each month (the "Option Payments") for a total of five consecutive monthly payments with the first such payment being due on November 17, 1997, and each additional payment due on the 17th of each month
            --
thereafter. A "Default" shall occur with regard to an Option Payment only if an Option Payment remains unpaid after four (4) business days after notice is given to Borrower and CCC as provided in Section 5 hereof. In the event that all such payments are not in default, then Borrower shall have the right to pay off the debts pursuant to the Secured Note, Unsecured Note and Mortgage and purchase the CCC Stock by paying to the Escrow Agent, in escrow, the sum of $2,132,057.39 (the "Purchase Price"). All Option Payments and the Purchase Price shall be made by wire to transfer to Century in accordance with written instructions given to Borrower contemporaneously with the execution of the Agreement. If the Purchase Price is timely delivered to the Escrow Agent, then the Escrow Agent shall deliver the Purchase Price to Century and simultaneously deliver the Satisfaction, the Century Deed, the Borrower Deed and the CCC Stock to Borrower whereupon the Escrow shall terminate. In either instance, the obligations due Century pursuant to the Secured Note and the Unsecured Note shall be satisfied in full. If there is a default in Borrower's payment of the Option Payments then the Escrow Agent shall delivery to Century the Satisfaction, the Century Deed, the Borrower Deed and the CCC Stock. In addition, even if the Option Payments are made in a timely fashion but the Purchase Price is not delivered on or before the 17th day of April, 1998, then the Escrow Agent shall deliver to Century the Satisfaction, the Century Deed, the Borrower Deed and the CCC Stock. The Escrow shall terminate the earlier of April 17, 1998 or upon default in the making of the Option Payments, whichever occurs first. The parties agree that the Option Payments are to be given as consideration for Borrower's right to purchase the CCC Stock and to repurchase Tract D and the Corner Tract pursuant hereto if Borrower timely pays the Purchase Price and is not consideration for the use or forbearance of the use of money.

     2. Mutual Release. Upon execution of this Agreement, the Parties shall
        --------------
each execute a Consent Foreclosure Decree for the Chancery Court Action granting to Century an in r~m judgment for the sums claimed by Century in the Chancery Court Action in substantially the form which is marked Exhibit "C", attached hereto and by this reference made a part hereof (the "Consent Decree"). Notwithstanding the entry of the Consent Decree, Century hereby releases and forever discharges the Borrower and CCC and their respective agents, employees, officers, directors, servants, representatives, attorneys, successors and assigns, from any and all causes of actions, suits, claims and demands of every kind and character, known or unknown, without limitation, including any action at law or in equity, which Century has or may ever have against the Borrower or CCC, provided, however, the rights and obligations arising pursuant to this Agreement and the Consent Decree are excepted. Borrower and CCC hereby release and forever discharge Century and its agents, employees, officers, directors, servants, representatives, attorneys, successors and assigns, from any and all causes of action, suits, claims and demands of every kind and character, known or unknown, without limitation, including any action at law or in equity and more specifically the counterclaim of Borrower and CCC in the Chancery Court Action, which Borrower or CCC has or may ever have against Century, provided, however, the rights and obligations arising pursuant to this Agreement are excepted. It is the intention of the Parties that the Consent Decree is given to protect the superior lien rights of Century in and to Tract D Borrower's option to pay the Purchase Price pursuant to Section 1 hereof. Therefore, prior to termination of the escrow pursuant to Section 1 hereof, Century covenants and agrees to take no action whatsoever to enforce of the Consent Decree and will not permit or cause the foreclosure sale to occur pursuant to the Consent Decree.

     3.  Representations of Century  (a)Century hereby acknowledges and
         --------------------------
represents to Borrower and CCC that Century and its advisors, counsel and representatives have had the opportunity to review CCC's and Borrower's records and documents, including, but not limited to (i) all of CCC's 1934 Act filings, and ask questions of CCC's President, specifically including a draft of CCC's Amended Annual Report Form 10-KSB for its fiscal year end September 30, 1996, with a substantially similar document to be filed with the Securities and Exchange Commission (the "SEC") on or about October 14, 1997 and (ii) the Debt Settlement and Release Agreement between Borrower, CCC and the Director of Insurance of the State of Illinois, as Liquidator for Resure, Inc., dated effective September 30, 1997, and discuss this Agreement with Century's attorneys and accountants.

     (b) Century represents and warrants to Borrower and CCC that the execution, delivery and performance by Century of this Agreement and the other agreements and instruments to be delivered hereunder are within Century's corporate powers, have been duly authorized by all necessary corporate actions of Century, require (in respect of Century) no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene, or constitute a default under, any provision of law or regulation applicable to Century or Century's certificates of incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon Century.

     4. Representations of Borrower and CCC.
        -----------------------------------

     (A) Borrower and CCC hereby represent and warrant that on the date of execution of this Agreement, that Tract D and the Corner Tract are free from all claims, liens, security interests and encumbrances other than the Mortgage and unpaid real estate taxes, if any, which are in the process of being paid by Century or are not yet due and owing.

     (B) Borrower and CCC represent and warrant to Century that the execution, delivery and performance by Borrower and CCC of this Agreement and the other agreements and instruments to be delivered hereunder are within Borrower's and CCC's corporate powers, have been duly authorized by all necessary corporate actions of Borrower and CCC, require (in respect of Borrower and CCC) no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene, or constitute a default under, any provision of law or regulation applicable to Borrower or CCC or Borrower's and CCC's certificates of incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon Borrower or CCC.

     (C) Borrower and CCC represent and warrant to Century that they have no knowledge or notice that there exists or any prior use has caused a violation of Environmental Laws as hereinafter defined, in regard to the Corner Tract. For purposes of this Agreement, the term "Environmental Laws" shall include any and all Federal, State or local laws, statutes, rules, regulations, ordinances or orders (and any judicial interpretations thereof) governing, regulating, or otherwise providing for the protection of environmental quality and/or human health, safety and welfare, through the control, management, and/or restriction of the use, handling, manufacture, generation, processing, treatment, storage, emission, discharge, disposal, release or spillage of any contaminant, chemical, material, pollutant or waste that may have hazardous, toxic or other adverse impacts on the environment or human health, safety and welfare, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. (S) 9601 et
                                                                     --
seq..("CERCLA"), the Hazardous Materials Transportation Act (49 U.S.C (S) 1002),
---
the Resource Conservation and Recovery Act of 1976 (42 U.S.C. (S) 6901 et seq.
                                                                       -- ---
("RCRA"), the Toxic Substance Control Act (15 U.S.C. (S) 2601 et seq.),
                                                              -- ---
the Federal Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.),
                                                            -- ---
the Clear Air Act (42 U.S.C. (S) 7401 et seq., the Safe Drinking Water Act (42
                                      -- ---
U.S.C. (S) 300 f  et seq.) and the Emergency Planning and Community Right-to-
                  -- ---
Know Act of 1986 (42 U.S.C. (S) 11001 et seq.), each as heretofore and hereafter
                                      -- ---
amended or supplemented, and any analogous present or future local, state or federal statutes, rules and regulations promulgated thereunder or pursuant thereto. Furthermore, Borrower and CCC hereby agree to defend, identify and hold Century and its successors and assigns harmless from and against any and all claims, proceedings under any Environmental Law(s), lawsuits, administrative proceedings, liabilities, lawsuits, demands, fines, penalties, judgments, orders, notice letters, damages, costs and expenses (including, without limitations, cleanup costs and reasonable attorneys' fees, engineers fees, or consultants fees arising by reason of any of the aforesaid), arising from, out of, or by reason of any breach of the representation and warranty contained in this paragraph.

     5.  Notices. Any notice, request, demand, statement, authorization,
         -------
approval or consent required or permitted under this Agreement shall be in writing and shall be made by, and deemed duly given upon (a) personal delivery or (b) facsimile transmission, to the following addresses and facsimile numbers:

IF TO CENTURY:                 Century Realty, Inc.
                               10670 North Central Expressway
                               Suite 300
                               Dallas, TX 75231
                               ATTN:  Bruce Endendyk
                               Telephone:(214) 692-4700
                               Facsimile:(214) 373-0810

WITH A COPY TO:                James R. Pender
                               LAX, VAUGHAN, PENDER & EVANS, P.A.
                               400 West Capitol Avenue
                                24th Floor
                               Little Rock, AR 72201
                               Telephone:(501) 376-6565
                               Facsimile:(501) 376-6666

IF TO BORROWER OR CCC:         Capitol Communities Corporation
                               25550 Hawthorne Boulevard
                               Suite 207
                               Torrance, CA 90505
                               ATTN: Michael G. Todd
                               Telephone:(310) 375-2266
                               Facsimile:(310) 375-3841


AND ALSO TO:                   Capitol Development of Arkansas, Inc.
                               P.O. Box 13246
                               Maumelle, AR 72113
                               ATTN:  David R. Paes
                               Telephone:(501) 791-3488
                               Facsimile:(501) 791-3505

WITH A COPY TO:                G. Robert Hardin
                               HARDIN & GRACE, P.A.
                               410 West Third Street, Suite 200
                               Little Rock, AR 72201
                               Telephone:(501) 378-7900
                               Facsimile:(501) 376-6337
or to such other address, facsimile number and/or such other additional parties as any party may specify by notice given in accordance with this Section 5.

     6.  Nature of Settlement. Settlement pursuant to this Agreement is being
         --------------------
made by the Parties solely for the purpose of avoiding the expense and inconvenience of litigation and in order to effect the business transactions as set forth herein and shall not be construed as an admission on the part of any of the Parties of any unlawful or wrongful conduct or of any liability whatsoever as to any of the Parties, all of which is expressly denied.

     7.  Applicable Law. To the extent that it is not controlled by the laws of
         --------------
the United States of America, this Agreement shall be construed in accordance with and governed by the laws of the State of Arkansas.

     8. Binding Effect. This Agreement shall apply to, and inure to the benefit
        --------------
of, and bind all the Parties hereto and their respective heirs, successors and assigns.

     9. Execution and Interpretation. This Agreement may be executed in multiple
        ----------------------------
counterparts, each of which shall constitute an original and all of which together shall constitute one instrument. Signatures on this instrument sent by telecopy may be treated as original signatures. Any covenant set forth in the body of this Agreement which may be in conflict with the Letter of Intent shall be resolved in favor of the provisions set forth in this Agreement.

     10. Acceptance by and Obligations of Escrow Agent. Upon acknowledgment of
         ---------------------------------------------
receipt of a copy of this Agreement by Escrow Agent, this Agreement will also serve as the escrow instructions to the Escrow Agent and the Escrow Agent shall perform its duties and obligations as follows:

     (A) Conflicting Demands. Escrow Agent will be obligated to perform
         -------------------
only the duties that are expressly set forth herein. In case of conflicting demands upon Escrow Agent, it may (i) refuse to comply therewith as long as such disagreement continues and make no delivery or other disposition of any funds, instruments or property then held (and Escrow Agent shall not be or become liable in any way for such failure or refusal to comply with such conflicting or adverse claims or demands); and (ii) continue to so refrain and so refuse to act until all differences have been adjusted by agreement and Escrow Agent has been notified thereof in writing signed by Century, Borrower and CCC, or (iii) shall submit any such disagreement regarding the proper delivery of the instruments, funds and property to arbitration administered by the American Arbitrators Association under the Commercial Arbitration Rules and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The prevailing party in such a dispute shall be awarded reasonable attorney's fees.

     (B) No Obligation to Take Legal Action. Escrow Agent shall not be under any
     --------------------------------------
obligation to take any legal action in connection with this Agreement or for its enforcement, or to appear in, prosecute, or defend any action or legal proceeding which, in its opinion, would or might involve it in any costs, expense, loss or liability, unless and as often as required by it, it is furnished with satisfactory security and indemnity against all such costs, expenses, losses, or liabilities.

     (C) Status of Escrow Agent. Escrow Agent's duties hereunder shall be
         ----------------------
limited to the safekeeping of money, instruments and securities received by it as Escrow Agent and for their disbursement in accordance with the written escrow instructions given it in accordance with this Escrow Agreement.

     (D) Written Instructions of Parties.  Notwithstanding any contrary
         -------------------------------
provision contained herein, Escrow Agent shall, at all times, have full right and authority to pay over and disburse the money, instruments and property in accordance with the joint written instructions signed by Century, Borrower and CCC and their assigns.

     (E) Specific Instructions. If Century gives the Escrow Agent written notice
         ---------------------
of Borrower and CCC's default of this Agreement, and the Borrower and CCC cannot within four (4) business days of the request provide to the Escrow Agent satisfactory proof of timely payment to Century all of the Option Payments when due in accordance with the terms of the Agreement or payment to Century of the Purchase Price by or prior to midnight April 17, 1998, then the Escrow Agent is specifically instructed to deliver to Century the Satisfaction, the Borrower Deed, the Century Deed and the CCC Stock. Upon written notice and satisfactory proof of payment to Century of the Option Payments and the Purchase Price in accordance with the terms of the Agreement, the Escrow Agent is specifically instructed to notify Century of such written notice given by Borrower and CCC and if Century does not dispute such payment in written form within four (4) business days, then the Escrow Agent is instructed to deliver to Borrower and CCC the Satisfaction, the Borrower Deed, the Century Deed and the CCC Stock.

     (F) Provisions Relating to Escrow Agent. Escrow Agent shall hold the money,
         -----------------------------------
instruments and property under the terms and conditions of this Agreement and shall perform the duties imposed upon it thereby. If at any time in performing its duties Escrow Agent is required to receive, accept, or act upon any notice or writing purported to have been executed or issued by or on behalf of the other parties, Escrow Agent shall not be required to inquire as to the authority or genuineness of signature of any person who executed or otherwise issued such writing, or otherwise be required to pass upon any aspect of such instruments that may be essential for their validity. Escrow Agent may act in reliance upon the advice of counsel in reference to any matter relating hereto, and shall not be liable for any acts or omissions of any kind unless occasioned by its own negligence or willful misconduct. Escrow Agent shall not be bound in any way by any other agreement regardless of whether it has knowledge of the provisions of such other agreement.

     (G) Century and Borrower each agree to pay to Escrow Agent one-half the fees and expenses charged or incurred by Escrow Agent in performing its duties pursuant to this Agreement. The Escrow Agent shall receive $2,132.00 for its services rendered as Escrow Agent pursuant to this Agreement.

     (H) Century, Borrower and CCC agree to indemnify and hold Escrow Agent harmless from any liability incurred by Escrow Agent providing services pursuant to this Agreement not caused by the negligence or willful misconduct of Escrow Agent.

     11.  Opinion of Counsel of CCC and Borrower. Upon execution of this
          --------------------------------------
Agreement, Borrower and CCC have caused its counsel to issue the opinion to Century marked Exhibit "D", affixed hereto and by this reference made a part hereof.

     12. THE PARTIES HERETO STATE THAT EACH HAVE READ THIS AGREEMENT, HAVE BEEN REPRESENTED BY LEGAL COUNSEL AND UNDERSTAND ITS TERMS AND FREELY AND VOLUNTARILY SIGN THIS AGREEMENT ON THE DATE FIRST ABOVE WRITTEN.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective on the date first above mentioned.


                   CENTURY REALTY, INC.


                            BY: /s/ Bruce A. Endendyk

                            NAME:   Bruce A. Endendyk

                            TITLE:  Executive Vice President


                            BORROWER:

                            CAPITOL DEVELOPMENT OF ARKANSAS,    INC.


                            BY: /s/ David R. Paes

                            NAME:   David R. Paes

                            TITLE:  Vice President

                            CCC:

                            CAPITOL COMMUNITIES CORPORATION


                            BY: /s/ David R. Paes

                            NAME:   David R. Paes

                            TITLE:  Vice President